As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ROIVANT SCIENCES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1173944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom

1 Pennsylvania Plaza
Floor 54
New York, NY 10119
United States1

Viaduktstrasse 8
4051 Basel
Switzerland1

Telephone: +44 207 400 3347
(Addresses of Principal Executive Offices)

ROIVANT SCIENCES LTD. 2021 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
Telephone: (800) 927-9801
(Name and Address for Agent of Service)
(Telephone number, Including Area Code, of Agent For Service)

Copies of all correspondence to:
Derek J. Dostal
Stephen A. Byeff
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

1 Addresses of wholly-owned subsidiaries of the Registrant.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Common Stock for issuance under the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “Plan”), pursuant to the provision of the Plan that provides for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on October 8, 2021 (File No. 333-260173), the registration statement on Form S-8 filed with the Commission on June 28, 2022 (File No. 333-265867), the registration statement on Form S-8 filed with the Commission on June 29, 2023 (File No. 333-273000), and the registration statement on Form S-8 filed with the Commission on July 26, 2024 (File No. 333-281061), in each case to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) the Registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on May 20, 2025 (File No. 001-40782) (the “Annual Report”);

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s securities registered pursuant to Section 12 of the Exchange Act (filed as Exhibit 4.2 to the Registrant’s Annual Report).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number
3.1

Memorandum of Association of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256165), as amended, filed with the Commission on May 14, 2021)

3.2

Amended and Restated Bye-laws of Roivant Sciences Ltd. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40782), filed with the Commission on October 1, 2021)

5.1*	Opinion of Conyers Dill & Pearman Limited
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1	Roivant Sciences Ltd. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260173), filed with the Commission on October 8, 2021)
107.1*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, UK, on the 20th day of May 2026.

ROIVANT SCIENCES LTD.

By:	/s/ Keyur Parekh
Name:	Keyur Parekh
Title:	Authorized Signatory

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Richard Pulik, Jo Chen and Keyur Parekh and each or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Roivant Sciences Ltd. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Gline	Chief Executive Officer & Director	May 20, 2026
Matthew Gline	(principal executive officer)

/s/ Richard Pulik	Chief Financial Officer	May 20, 2026
Richard Pulik	(principal financial officer)

/s/ Jenni Humes	Chief Accounting Officer	May 20, 2026
Jenni Humes	(principal accounting officer)

/s/ Keith Manchester	Director	May 20, 2026
Keith Manchester

/s/ Ilan Oren	Director	May 20, 2026
Ilan Oren

/s/ Daniel Gold	Director	May 20, 2026
Daniel Gold

/s/ Melissa Epperly	Director	May 20, 2026
Melissa Epperly

/s/ Meghan FitzGerald	Director	May 20, 2026
Meghan FitzGerald

/s/ James C. Momtazee	Director	May 20, 2026
James C. Momtazee

/s/ Mayukh Sukhatme	Director	May 20, 2026
Mayukh Sukhatme